Exhibit 10.3

NEITHER THIS PROMISSORY NOTE (THIS “NOTE”) NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933; OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933; OR (II) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

THIS NOTE IS ONE OF A SERIES OF PROMISSORY NOTES BEING ISSUED BY THE COMPANY, EACH OF WHICH NOTES IS IDENTICAL EXCEPT FOR ONE OR MORE OF THE IDENTITY OF THE HOLDER THEREOF, THE PRINCIPAL AMOUNT, AND THE DATE OF ISSUANCE. THE COMPANY AND THE HOLDER, BY THEIR ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT ANY AMENDMENT OF THE TERMS AND PROVISIONS OF THIS NOTE IS SUBJECT TO THE APPROVAL OF REGISTERED HOLDERS HOLDING IN THE AGGREGATE MORE THAN 50% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE PROMISSORY NOTES COMPRISING THE SERIES OF WHICH THIS NOTE IS A PART.

SERIES A CONVERTIBLE PROMISSORY NOTE

RIVULET MEDIA, INC.

$_______________ (the “Principal Amount”)	______________, 2021

FOR VALUE RECEIVED, Rivulet Media, Inc., a Delaware corporation (the “Company”), promises to pay to ___________________________ (the “Holder”), the Principal Amount, together with interest at the rate of twelve percent (12%), under the terms and provisions as set forth below.

1.           Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1         “Common Stock” means the common stock of the Company.

1.2         “Conversion Amount” means the outstanding Principal Amount and all accrued but unpaid interest.

1.3         “Conversion Date” means the date on which this Note is converted into Conversion Shares.

1.4         “Conversion Shares” means the Common Stock to be received upon conversion of this Note pursuant to conversion under Section 4.1 below.

1.5         “Note Issuance Date” means the date set forth at the top of this Note.

1.6         “Required Holders” means holders of promissory notes of the Series, the aggregate outstanding principal amount of which represents more than 50% of the aggregate outstanding principal amount of all of the promissory notes comprising the Series.

1.7         “Transaction Agreements” means this Note, any Subscription Agreement entered into with respect to this Note, and all other documents executed and delivered in connection with the foregoing.

2.           Maturity.

2.1         Maturity Date. Unless earlier converted pursuant to Section 4.1 below, the outstanding Principal Amount and all accrued interest on this Note shall be due and payable on the date that is two (2) years from the Note Issuance Date (the “Maturity Date”).

2.2         Interest. This Note bears simple interest at the rate of twelve percent (12%) per annum. No interest payments are due until the Maturity Date.

3.           Security. This Note is unsecured.

4.           Conversion. The Principal Amount and accrued interest of this Note is convertible into Common Stock as follows:

4.1         Automatic and Elective Conversion.

4.1.1       Elective Conversion by Holder. Holder shall have the right, upon providing written notice to the Company, to convert all or any portion of the then outstanding principal amount of, and all accrued but unpaid interest on, this Note into Common Stock at a conversion price of $0.80 per share (the “Elective Conversion Price”). If Holder elects to convert all or any part of this Note, then Holder shall surrender this Note to the Company at the principal address of the Company within three (3) Business Days of such notice. In the event that only a portion of this Note is being converted, the Company shall issue a replacement Note representing the remaining principal amount of the Note that has not been converted.

4.1.2       Automatic Conversion. Unless earlier converted pursuant to Section 4.1.1 above, should the closing price of the Common Stock as reflected on the OTC Market reach $1.20 or higher, then the outstanding Principal Amount and all accrued interest on this Note shall, automatically and without any action on the part of the Holder or the Company, convert into that number of shares of Common Stock that results by dividing (i) the Conversion Amount by (ii) $0.80 (the “Automatic Conversion Price”). This Note shall be cancelled effective upon such automatic conversion and all rights of the Holder and all obligations of the Company with respect to payment of principal and interest under this Note shall immediately cease and terminate effective at the closing.

4.2         Effectiveness of Conversion. Any conversion pursuant to Section 4.1.1 shall be deemed to have been effected as of the close of business on the date on which this Note is surrendered at the principal office of the Company. Any conversion pursuant to Section 4.1.2 shall be deemed to have been effected as of the close of business on the date on which the closing price of the Common Stock as reflected on the OTC Market first reaches $1.20 or higher. At such time as the conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of Common Stock issuable upon such conversion.

4.3         Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder (i) a certificate or certificates representing the number of shares of Common Stock (excluding any fractional share) issuable by reason of such conversion pursuant to this Section 4, each in such name or names and such denomination or denominations as Holder has specified.

4.4        No Fractional Shares. If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share as determined by the Elective Conversion Price or the Automatic Conversion Price, as applicable.

4.5        Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon conversion of this Note, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as will be issuable upon either the automatic or elective conversion of this Note. The Company covenants that all shares of Common Stock issued upon conversion of this Note will be duly and validly authorized, issued, fully paid, and non-assessable.

4.6         Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate only if the Company is not required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion. If Conversion Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid and will deliver such certificates and opinions as reasonably requested by the Company. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

5.           Notes Comprising a Series. The Company and Holder acknowledge and agree that this Note is one of a series of promissory notes (the “Series”) issued by the Company, each of which promissory notes is identical except for one or more of the identity of the Holder thereof, the principal amount, and the date of issuance. The Company and the Holder, by their acceptance of this Note, acknowledge and agree that any amendment of the terms and provisions of this Note is subject to the approval of the Required Holders.

6.           Events of Default.

6.1         Event of Default. “Event of Default” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body):

6.1.1       failure by the Company to pay the outstanding Principal Amount and all accrued but unpaid interest on or before the Maturity Date, and such default is not cured within five (5) days;

6.1.2       any default of any provision of this Note or the other Transaction Agreements other than a failure to pay addressed by section 6.1.1 above, and such default is not cured within thirty (30) days of the receipt of notice of the default; or

6.1.3       (i) the Company commences a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or (ii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of ninety (90) days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety (90) days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

6.2         Remedies Upon Event of Default.

6.2.1       If any Event of Default occurs, the outstanding Principal Amount plus accrued interest shall become, at the Holder’s election, immediately due and payable in cash. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder until such time, if any, as the full payment under this Section shall have been received by it.

6.2.2       Alternatively, in the event of an Event of Default, the Holder may elect an Elective Conversion as described in Section 4.1.

7.           Transfer Restrictions.

7.1         Except for a Permitted Transfer described below, the Holder may not sell, transfer, convey, or assign the Note unless and until:

7.1.1        it has first given written notice to the Company, describing briefly the manner of any such proposed transfer;

7.1.2       it has provided the Company, at the Holder’s sole expense, an opinion of counsel which opinion is satisfactory to the Company, in its reasonable discretion, that such transfer can be made without compliance with the registration requirements of the Securities Act of 1933 and applicable state securities laws; and

7.1.3       the Company, in its sole an absolute discretion, has given written approval of the transfer.

Any attempted transfer of Note in violation of the preceding sentence is void and of no force or effect.

7.2         The Holder, however, may without the consent of the company effect a transfer of this Note as described below (a “Permitted Transfer”):

7.2.1       a transfer directly to or in trust for the primary benefit of the Holder, the spouse of the Holder, and/or the issue of the Holder and/or her spouse; or

7.2.2       in the event of the death of the Holder, a transfer from the name of the deceased Holder to the name of either the personal representative of the deceased Holder’s estate or the nominee of such personal representative and any subsequent transfer to the heirs or legatees of the deceased.

8.           Currency; Payments. All references herein to “dollars” or “$” are to U.S. dollars, and all payments of principal and interest on this Note shall be made in lawful money of the United States of America in immediately available funds. If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of Arizona such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

9.           Right of Prepayment. The Company may prepay the Principal Amount and accrued interest of this Note, in whole or in part at any time.

10.         Miscellaneous.

10.1       Time of Essence. Time is of the essence with respect to the Company’s duties and obligations under this Note. “Business Day” means a day other than a Saturday, Sunday, or a day observed as a legal holiday by the United States government or the State of Arizona.

10.2       Amendments and Waivers. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company herefrom, will be effective unless the same is in writing and signed by the Required Holders and the Company, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given, provided, however, that no such amendment, waiver, or consent may reduce the principal amount hereof or the rate of interest payable hereunder, or delay the date on which any amount of interest or principal is due and payable hereunder, unless the Holder shall have agreed to such amendment, waiver or consent.

10.3       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

10.4       Attorneys’ Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

10.5       Entire Agreement. This Note, together with the Transaction Agreements delivered in connection herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings (including any “term sheets” or similar documents).

10.6       Notices. Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

If to Holder:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

Email: __________________________________

If to the Company: Rivulet Media, Inc. Attention: Mike Witherill, President 1206 East Warner Road, Suite 101-I Gilbert, Arizona 85296 email: mw@rivuletfilms.com

The parties agree to submit notices first in PDF format via electronic mail via the addresses above. Thereafter, notices shall be served personally, by overnight express delivery service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid. If sent personally or by delivery service, notice shall be deemed delivered upon actual receipt. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

10.7       Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holder’s prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.

10.8       Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest of this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of the Company.

10.9       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Holder.

10.10     Headings. The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

10.11     Governing Law; Jurisdiction and Venue. This Note is to be governed by and interpreted in accordance with the laws of the State of Delaware. Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in Maricopa County, Arizona in any court of competent jurisdiction, and, by execution and delivery of this Note, the Company and the Holder hereby accept the jurisdiction and venue of such courts.

The Company has caused this Note to be executed as of the date first written above.

COMPANY
Rivulet Media, Inc.,
a Delaware corporation

By:
Name: Michael Witherill
Title: President

HOLDER
If an individual:

Printed Name:

If an entity:

a(n)

By:
Name:
Title: